Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218300

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 9, 2017)

500,000 Shares

DIGIMARC CORPORATION

Common Stock

We are selling 500,000 shares of our common stock in a registered direct offering to a certain purchaser in a privately negotiated transaction pursuant to this prospectus supplement at a price of $35.55 per share. We have not retained an underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions. We estimate the total expenses of this offering will be $35,000.

Our common stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our common stock on the Nasdaq Global Market on June 23, 2017 was $40.60 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered Direct Offering Price	$35.55	$17,775,000
Proceeds to Digimarc Corporation (before expenses)	$35.55	$17,775,000

The date of this prospectus supplement is June 26, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded. Before you invest, you should carefully read this prospectus and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

Unless we otherwise specify, when used in this prospectus supplement, the terms “Digimarc,” the “Company,” “we,” “our” and “us” refer to Digimarc Corporation and its subsidiaries, except that when such terms are used in this prospectus supplement in reference to the common shares, they refer specifically to Digimarc Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933 (the “Securities Act”). Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•	concentration of revenue with few customers comprising a large majority of the revenue;

•	revenue trends and expectations;

•	our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	our ability to improve margins;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	anticipated revenue to be generated from current contracts and as a result of new programs;

•	variability of contracted arrangements;

•	our profitability in future periods;

•	business opportunities that could require that we seek additional financing;

•	the size and growth of our markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	the sources of our future revenue;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations;

•	capital market conditions, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•	our use of cash, cash equivalents and marketable securities in upcoming quarters;

•	anticipated levels of backlog in future periods;

•	the success of our products, including Digimarc Discover, Digimarc Barcode and Guardian;

•	our ability to innovate and enhance our competitive differentiation;

•	protection, development and monetization of our intellectual property portfolio;

•	our plans and intentions with respect to our joint ventures; and

•	other risks detailed in our filings with the SEC, including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “2016 Annual Report”).

We believe that the risk factors specified below and the risk factors identified in Part I, Item 1A of our 2016 Annual Report, among others, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus supplement. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus supplement.

THE OFFERING

Common stock offered by us	500,000 shares

Common stock to be outstanding after this offering	11,195,000 shares

Use of Proceeds	We intend to use the net proceeds of this offering of shares of our common stock, after deducting our offering expenses, for working capital and other general corporate purposes.

Nasdaq Symbol	DMRC

Risk Factors	An investment in our common shares involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 10,695,000 shares of common stock outstanding as of March 31, 2017 and excludes:

•	402,000 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2017, having a weighted average exercise price of $19.49 per share; and

•	an aggregate of 1,171,000 shares of our common stock reserved for future issuance under our equity incentive plans as of March 31, 2017.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options to purchase shares of common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. The following risk factors are those risks of which we are aware and that we consider to be material to our business. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations and cash flows could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Additionally, we cannot be certain or give any assurance that any actions taken to reduce known risks and uncertainties will be effective. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our 2016 Annual Report, subsequent Quarterly Report on Form 10-Q and Periodic Reports on Form 8-K.

Risks Related to our Business

(1) As a purveyor of disruptive technology, if our channel partners and potential customers defer or delay adopting and implementing our technology, or if competitors or other market participants successfully engage in campaigns to discredit our technology, our revenues will be deferred and delayed. In addition, there are new and expanded components of our revenue engine that will need to be tested and proven.

While the Company’s legacy business remains strong, our primary engines of growth—Digimarc Discover® and Digimarc Barcode—are subject to the market forces and adoption curves common to other disruptive technologies. The market is in early stages of development. The revenue model anticipates annual subscriptions are the primary source of income. If adoption takes longer than anticipated, operating losses will continue.

We expect competing technologies to compete vigorously in the marketplace, and to fight to preserve their market share. While we believe that our technology can do what theirs can do—only better, cheaper and faster—to the extent they succeed in defending their position, our ability to achieve profitable operations will be impeded.

With respect to our Digimarc Discover and Digimarc Barcode growth and prospects, our three major avenues for revenue generation include direct sales, web sales, and channel partners. Our growing direct sales force is relatively new, with an average tenure of less than two years with the Company. The redesign of our website to facilitate web-based sales is evolving. Most of our channel partners are new. Thus, the engine of growth for revenues is new and unproven. We are executing strategies intended to make each of these means of revenue generation effective. We face many obvious challenges.

(2) Our future growth will depend to a material extent on the successful advocacy of our technology by channel partners to their members and customers, and implementation of our technology in solutions propagated by channel partners and provided by third parties.

Our business has long relied on the success of business partners. Our continuing success is largely dependent on a new generation of business partners supporting Digimarc Discover and Digimarc Barcode. We have entered into agreements with numerous channel partners to propagate and support Digimarc Discover and Digimarc Barcode, including brand deployment and pre-media service providers Southern Graphics Systems, LLC, Schawk, Inc., and Diadeis, and consumer packaging solutions companies WestRock Company and Berry Plastics Group, Inc., all who offer Digimarc Barcode services to national and store brand owners and consumer products suppliers; HP, Inc., who can perform large scale serialization of unique identifiers; Perrigo Company, the world’s largest manufacturer of over-the-counter pharmaceutical products for the store brand market, to improve point-of-sale efficiency for retailers and provide consumers easier access to product information from enabled ‘smart’ labels; and platforms which provide unprecedented consumer engagement via smartphones, such as Shazam Entertainment Limited. Digimarc and GS1 US, the U.S. operation of the organization that maintains the global standards for barcodes, announced a broad collaboration to help the industries served by GS1 to make effective use of Digimarc Barcode. GS1 US will educate, train and provide access to services to their 300,000 member businesses. Among other things, Digimarc and GS1 US intend to improve product identification for retailers and consumers with brand-certified, accurate product information via Digimarc Barcodes. Digimarc has also entered into a similar collaboration with GS1 Germany.

If our channel partners are not successful in advocating and deploying our technology, we may not be able to achieve and sustain profitable operations. If other business partners who include our technology in their products or otherwise license our intellectual property for use in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technology, or these partners are unsuccessful in their efforts, expanding deployment of our technology and increasing revenues will be adversely affected. Consequently, our ability to increase revenue could be adversely affected and we may suffer other adverse effects to our business. In addition, if our technology does not perform according to market expectations, our future sales would suffer as customers seek and employ alternative technologies.

(3) If leading companies in the retail and consumer products industries or standard-setting bodies or institutions downplay, minimize or reject the use of our technology, deployment may be slowed and we may be unable to achieve or sustain profitable operations.

Many of our business endeavors, including the Digimarc Barcode, can be impeded or frustrated by larger, more influential companies or by standard-setting bodies or institutions downplaying, minimizing or rejecting the value or use of our technology. A negative position by such companies, bodies or institutions, could result in obstacles for us that we would be incapable of overcoming and may block or impede the adoption of our technology. In addition, potential customers may delay or reject initiatives that relate to deployment of our technology. Such a development would make the achievement of our business objectives in this market difficult or impossible.

(4) We are subject to risks encountered by companies developing and relying upon new technologies, products and services to achieve and sustain profitable operations.

Our business and prospects must be considered in light of the risks and uncertainties to which companies with new and rapidly evolving technology, products and services are exposed. These risks include the following:

•	we may be unable to develop sources of new revenue or sustainable growth in revenue because our current and anticipated technologies, products and services may be inadequate or may be unable to attract or retain customers;

•	intense competition and rapid technological change could adversely affect the market’s acceptance of our existing and new products and services;

•	we may be unable to develop and maintain new technologies upon which our existing and new products and services are dependent which may cause our products and services to be less sustainable and competitive or which could make it harder for us to expand our revenue and business; and

•	our licensees may not be able to successfully enter new markets or grow their businesses, limiting royalties paid to us.

Some key technologies and solutions of our patent or technology licensees are in the development stage. Consequently, products incorporating our technology and solutions are undergoing technological change and are in the early stages of introduction in the marketplace. Delays in the adoption of these products or adverse competitive developments may result in delays in the development of new revenue sources or the growth in our existing revenue streams. We may be required to incur unanticipated expenditures if product changes or improvements are required. Moreover, new industry standards might redefine the products that we or our licensees are able to sell, especially if these products are only in the prototype stage of development. If product changes or improvements are required, success in marketing these products by us or our licensees and achieving or sustaining profitability from these products could be delayed or halted.

(5) A significant portion of our current and potential future revenue is subject to commercial and government contracts and development of new markets that may involve unpredictable delays and other unexpected changes. Such volatility and uncertainty might limit our actual revenue in any given quarter or year.

We derive a significant portion of our revenue from contracts tied to development schedules or development of new markets, which could shift for months, quarters or years as the needs of our customers and the markets in which they participate change. Government agencies and commercial customers also face budget pressures that introduce added uncertainty. Any shift in development schedules, the markets in which we or our licensees participate, or customer procurement processes, which are outside our control and may not be predictable, could result in delays in bookings forecasted for any particular period, could affect the predictability of our quarterly and annual results, and might limit our actual revenue in any given quarter or year, resulting in reduced and less predictable revenue and adversely affecting profitability.

We are expanding into new markets, which involve inherent risk and unpredictability. In recent years, particularly with the proliferation of smartphones and increased consumer demands for product information, we have investigated other technologies that may provide attractive future opportunities, for example, in the packaging and publishing markets. These generally include technologies that leverage our strength in signal processing and support our vision for intuitive, pervasive computing. As we seek to expand outside our areas of historical expertise, we lack the history and insight that benefited us in the watermarking field. Although we have extensive experience in the commercial application of digital watermarking, we are investing in but may not be as well-positioned in these other disciplines. Accordingly, it may be difficult for us to replicate our watermarking success in other technologies we might pursue.

(6) A small number of customers account for a substantial portion of our revenue, and the loss of any large contract could materially disrupt our business.

Historically, we have derived a significant portion of our revenue from a limited number of customers. Five customers represented approximately 73% of our revenue for the year ended December 31, 2016 and for the three months ended March 31, 2017. Most of our revenue comes from long-term contracts generally having terms of at least three to ten years, with some licenses for the life of the associated patents, which could be up to 20 years from the effective date. The agreements with our licensees generally provide for minimum and/or variable payment obligations. All payment obligations under our license agreements with Nielsen and Verance ended in 2014. Some contracts we enter into contain termination for convenience provisions. If we were to lose such a contract for any reason, or if revenue from variable payment obligations do not replace revenue under the existing fixed payment obligations, our financial results could be adversely affected.

We expect to continue to depend upon a small number of customers for a significant portion of our revenue for the foreseeable future. The loss of, or decline in, orders or backlog from one or more major customers could reduce our revenue and have a material adverse effect on our financial results.

(7) We were not profitable in 2014, 2015, 2016 or the first three months of 2017 and may not be able to return to or sustain profitability in the future, particularly if we were to lose large contracts or fail in our new market development initiatives. Sustained lack of profitability could cause us to incur asset impairment charges for long-lived assets and/or record valuation allowance against our deferred tax assets.

We incurred net losses in 2014, 2015, 2016 and the first three months of 2017 largely due to increased levels of investments in our business to support product development and sales growth initiatives, concurrent with the completion of royalty payments from Verance and license fee payments from Nielsen in 2014.

Returning to and maintaining profitability in the future will depend upon a variety of factors, including our ability to maintain and obtain more significant partnerships like we have with the Central Banks and acquiring new customers for Digimarc Discover, Digimarc Barcode and Guardian. Profitability will also depend on our efficiency in executing our business strategy and capitalizing on new opportunities. Various adverse developments, including the loss of large contracts or cost overruns on our existing contracts, could adversely affect our revenue, margins and profitability.

If we continue to incur operating losses, an impairment to the carrying value of our long-lived assets, including goodwill, acquired intangible assets, patent assets and property and equipment could result. We test for impairment of our long-lived assets when a triggering event occurs that would indicate that the carrying value may not be recoverable. Our methodology for assessing impairment may require management to make judgments and assumptions regarding future cash flows. Our projections of future cash flows are largely based on historical experience, and these projections may or may not be achieved. Changes to these financial projections used in our impairment analysis could lead to an impairment of all or a portion of our long-lived assets. Any such impairment charge could adversely affect our results of operations and our stock price. We evaluated our long-lived assets for impairment as of March 31, 2017 and concluded there was no impairment. We cannot guarantee, however, that our long-lived assets will not become impaired in the future.

We record valuation allowances on our deferred tax assets if, based on available evidence, it is more-likely-than-not that all or some portion of the assets will not be realized. The determination of whether our deferred tax assets are realizable requires management to identify and weigh all available positive and negative evidence. Management considers recent financial performance, projected future taxable income, scheduled reversals of deferred tax liabilities, tax planning strategies and other evidence in assessing the realizability of our deferred tax assets. Adjustments to our deferred tax assets could adversely affect our results of operations and our stock price. We recorded a $6.8 million non-cash income tax charge during 2014 to record a full valuation allowance against our deferred tax assets largely due to the cumulative loss we had incurred over the previous three years, which is considered a significant piece of negative evidence in assessing the realizability of deferred tax assets. As of March 31, 2017 we determined a full valuation allowance was still appropriate given continued losses. We will not record tax benefits on any future losses until its determined that those tax benefits will be realized.

(8) We may be adversely affected by variability of contracted arrangements.

We periodically agree to modify the terms of contractual arrangements with our customers, partners and licensees in response to changes in circumstances underlying the original contractual arrangements, and it is likely that we will do so in the future. As a result of this practice, the terms of our contractual arrangements with our customers, partners and licensees may vary over time and, depending on the particular modification, could have a material adverse effect on our financial position, results of operations or cash flows.

Some of our customers and licensees report royalties to us based on their revenue and their interpretation and allocation of contracted royalty obligations. It is possible that we may not agree with the judgments of our customers on such matters, and such disagreement may lead to potential disputes and reduced revenue to us. These disputes could result in a distraction to our management and may not result in increased revenues to us but may nevertheless result in friction between us and our customers, and potentially the loss of customers, which may ultimately be harmful to our business.

(9) The market for our products is highly competitive, and alternative technologies or larger companies that compete with us may be more successful than us in gaining market share, which would decrease our revenue and profits.

The markets in which we compete for business are intensely competitive and rapidly evolving. We expect competition to continue from both existing competitors and new market entrants. We face competition from other companies and from alternative technologies, including some of our customers and licensees. We also may face competition from unexpected sources.

Alternative technologies that may directly or indirectly compete with particular applications of our watermarking technologies include:

•	Traditional anti-counterfeiting technologies—a number of solutions used by many government agencies (that compete for budgetary outlays) designed to deter counterfeiting, including optically sensitive ink, magnetic threads and other materials used in the printing of currencies;

•	Image recognition—one or several pre-specified or learned objects or object classes that can be recognized, usually together with their two-dimensional positions in the image or three-dimensional poses in the scene, such as Amazon Firefly or PTC Vuforia, which provides a stand-alone program illustration of this function;

•	Radio frequency tags—embedding a chip that emits a signal when in close proximity with a receiver, used in some photo identification credentials, labels and tags;

•	Internet technologies—numerous existing and potential Internet access and search methods are competitive with Digimarc mobile systems and the searching capabilities of Guardian;

•	Digital fingerprints and signatures—a metric, or metrics, computed solely from a source image or audio or video track, that can be used to identify an image or track, or authenticate the image or track; and

•	Barcodes or QR codes—data-carrying codes, typically visible in nature (but may be invisible if printed in ultraviolet- or infrared-responsive inks).

In the competitive environments in which we operate, product generation, development and marketing processes relating to technology are uncertain and complex, and require accurate prediction of demand as well as successful management of various risks inherent in technology development. In light of these uncertainties, it is possible that our failure to successfully accommodate future changes in technologies related to our technology could have a long-term negative effect on our growth and results of operations.

New developments are expected to continue, and discoveries by others, including current and potential competitors, possibly could render our services and products noncompetitive. Moreover, because of rapid technological changes, we may be required to expend greater amounts of time and money than anticipated to develop new products and services, which in turn may require greater revenue streams from those products and services to cover developmental costs. Many of the companies that compete with us for some of our business, as well as other companies with whom we may compete in the future, are larger and may have stronger brand recognition and greater technical, financial, marketing and political resources than we do. These attributes could enable these companies to have more success in the market than we have, either by providing better products or better pricing than we can provide. We may be unable to compete successfully against current or future participants in our market or against alternative technologies, and the competitive pressures we face could decrease our revenue and profits in the future.

(10) An increase in our operations outside of the U.S. subjects us to risks additional to those to which we are exposed in our domestic operations.

We believe that revenue from sales of products and services to commercial, governmental and other customers outside the U.S. could represent a growing percentage of our total revenue in the future. Digimarc Discover is not bounded geographically, and we believe Digimarc Barcode will see global deployment. As such, certain contracts will be made and performed, in whole or in part, outside of the U.S. Similarly, for Guardian, we perform certain functions in various jurisdictions outside of the U.S. International operations are subject to a number of risks that can adversely affect our sales of products and services to customers outside of the U.S., or expose us to additional expense or liabilities, including the following:

•	difficulties and costs of staffing, developing and managing foreign operations as a result of distance, language and cultural differences;

•	the effect of laws governing employee and contractor relationships, and the existence of workers’ councils and labor unions in some jurisdictions;

•	changes in foreign government regulations and security requirements;

•	export license requirements, tariffs and taxes;

•	trade barriers;

•	difficulty in protecting intellectual property;

•	difficulty in collecting accounts receivable;

•	currency fluctuations;

•	longer payment cycles than those for customers in the U.S.; and

•	political and economic instability.

We do not have an extensive operational infrastructure for international business. We generally depend on local or international business partners and subcontractors for performance of substantial portions of our business. These factors may result in greater risk of performance problems or of reduced profitability with respect to our international programs in these markets. In addition, if foreign customers, in particular foreign government authorities, terminate or delay the implementation of our products and services, it may be difficult for us, or we may not be able, to recover our potential losses.

(11) We depend on our management and key employees for our future success. If we are not able to retain, hire or integrate these employees, we may not be able to meet our commitments.

Our success depends to a significant extent on the performance and continued service of our management and our intellectual property team. The loss of the services of any of these employees could limit our growth or undermine customer relationships.

Due to the high level of technical expertise that our industry requires, our ability to successfully develop, market, sell, license and support our products, services, and intellectual property depends to a significant degree upon the continued contributions of our key personnel in engineering, sales, marketing, operations, legal and licensing, many of whom would be difficult to replace. We believe our future success will depend in large part upon our ability to retain our current key employees and our ability to attract, integrate and retain new personnel in the future. It may not be practical for us to match the compensation some of our employees could garner at other employment. In addition, we may encounter difficulties in hiring and retaining employees because of concerns related to our financial performance or operating results. These circumstances may have a negative effect on the market price of our common stock, and employees and prospective employees may factor in the uncertainties relating to our stability and the value of any equity-based incentives in their decisions regarding employment opportunities and decide to leave our employ. Moreover, our business is based in large part on patented technology, which is a unique and sophisticated signal processing technology. New employees require substantial training, involving significant resources and management attention. Competition for experienced personnel in our business can be intense. If we do not succeed in attracting new, qualified personnel or in integrating, retaining and motivating our current personnel, our growth and ability to deliver products and services that our customers require may be hampered. Although our employees generally have executed agreements containing non-competition clauses, we do not assure you that a court would enforce all of the terms of these clauses or the agreements generally. If these clauses were not fully enforced, our employees could freely join our competitors. Although we generally attempt to control access to and distribution of our proprietary information by our employees, we do not assure you that the confidential nature of our proprietary information will be maintained in the course of such future employment. Any of these events could have a material adverse effect on our financial and business prospects.

(12) We may acquire or invest in other companies or technologies in the future, which could divert management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our operating results.

We acquired Attributor Corporation (“Attributor”) in December 2012, and we may in the future acquire, or invest in businesses, products or technologies that we believe could complement or expand our current product and service offerings, enhance our technical capabilities, expand our operations into new markets or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses related to identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

There are inherent risks in integrating and managing acquisitions. We may not be able to assimilate or integrate the acquired personnel, operations and technologies successfully or effectively manage the combined business following an acquisition. We also may not achieve the anticipated benefits from an acquired business due to a number of factors, including:

•	unanticipated costs or liabilities associated with the acquisition;

•	incurrence of acquisition-related costs, which would be recognized as a current period expense;

•	inability to generate sufficient revenue to offset acquisition or investment costs;

•	the inability to maintain relationships with customers and partners of the acquired business;

•	the need to implement additional controls, procedures and policies;

•	entry into geographic markets in which we have little or no prior experience, and challenges caused by distance, language and cultural differences;

•	differences in foreign labor and employment laws, including classification of employees and contractors;

•	disruption of our ongoing business;

•	the potential loss of key employees; and

•	use of substantial portions of our available cash to consummate the acquisition.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial position. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer.

(13) (a) We may not be able to adequately secure patent or other protection for our technologies.

Our business depends in part on securing protection for our proprietary technology and successfully licensing our technology to third parties. To protect our intellectual property portfolio, we rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements. Although we regularly apply for patents to protect our intellectual property, there is no guarantee that we will secure patent protection for any particular technology we develop.

Changes in the U.S. and foreign patent laws, or in the interpretation of existing laws, may adversely affect our ability to secure or enforce patents. For example, the U.S. Supreme Court issued a decision in 2014 limiting patent eligibility of computer implemented inventions. The Leahy-Smith America Invents Act of 2011 (the “America Invents Act”) also codifies several changes to the U.S. patent laws, including the creation of a post-grant inter partes review process to challenge patents after they have issued. The America Invents Act allows third parties to petition the U.S. Patent and Trademark Office or comparable government authorities in other jurisdictions to review and reconsider the patentability of any of our inventions claimed in our issued patents. Any such proceeding may result in one or more of our patent claims becoming limited, or being invalidated altogether. A limitation or invalidation of our patent claims could adversely affect our financial position and our operating results.

Patents have finite lives, and our ability to continue to commercially exploit our patents is limited to the term of the patents. Our earliest patents began expiring in July 2012. The size and strength of our portfolio depends on the number of patents that have been granted, offset by the number of patents that expire, in any given year. We continue to develop our patent portfolio, but we cannot assure you that we will be able to exploit newer patents to the extent that we have exploited our earlier patents.

As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, directors, consultants and corporate partners, and attempt to control access to and distribution of our technology, solutions, documentation and other proprietary information. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of our technology, solutions or other proprietary information or independently develop similar technologies, solutions or information. The steps that we have taken to prevent misappropriation of our solutions, technology or other proprietary information may not succeed.

We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technologies, duplicate our services or design around any of our patents or other intellectual property rights.

(b) We may not be successful in enforcing our intellectual property rights against third parties.

Unlicensed copying and use of our intellectual property or infringement of our intellectual property rights may result in the loss of revenue to us and cause us other harm. If we encounter a company that we believe is infringing our intellectual property rights, we may try to negotiate a license arrangement with such party. If we try and are unable to negotiate a license or secure the agreement of such alleged infringing party to cease its activities, we must make decisions as to how best to enforce our intellectual property rights, which may result in additional costs.

The process of negotiating a license with a third party can be lengthy, and may take months or even years in some circumstances. It is possible that third parties who we believe are infringing our intellectual property rights are unwilling to license our intellectual property from us on terms we can accept, or at all.

If we cannot persuade a third party who we believe is infringing our technology to enter into a license with us, we may be required to consider other alternatives to enforce our rights, including commencing litigation. The decision to commence litigation over infringement of a patent is complex and may lead to several risks to us, including the following, among others:

•	the time, significant expense and distraction to management of managing such litigation;

•	the uncertainty of litigation and its potential outcomes;

•	the possibility that in the course of such litigation, the defendant may challenge the validity of our patents, which could result in a re-examination or post grant review of our patents and the possibility that our patents may be limited in scope or invalidated altogether;

•	the potential that the defendant may successfully persuade a court that their technology or products do not infringe our intellectual property rights;

•	the impact of such litigation on other licensing relationships we have or seek to establish, including the timing of renewing or entering into such relationships, as applicable, as well as the terms of such relationships; and

•	adverse publicity to us or harm to relationships we have with customers or others.

Also, enforcement of patent protection throughout the world is generally established on a country-by-country basis and we may not have as much success enforcing our patents in foreign jurisdictions.

If we fail to protect our intellectual property rights adequately, if there are adverse changes in applicable laws, or if we become involved in litigation relating to our intellectual property rights or the intellectual property rights of others, our business could be seriously harmed. In such cases, the value ascribed to our intellectual property could diminish, we may incur significant legal expenses that could harm our results of operations and our patents or other intellectual property rights may be limited or invalidated. Any of the foregoing could have a negative effect on the value of our common stock.

(c) We may be subject to infringement claims and other litigation, which could adversely affect our business.

As more companies engage in business activities relating to digital watermarking, and develop corresponding intellectual property rights, it is increasingly likely that claims may arise which assert that some of our products or services infringe upon other parties’ intellectual property rights. These claims could subject us to costly litigation and divert management resources. These claims may require us to pay significant damages, cease production of infringing products, terminate our use of infringing technology or develop non-infringing technologies. In these circumstances, continued use of our technology may require that we acquire licenses to the intellectual property that is the subject of the alleged infringement, and we might not be able to obtain these licenses on commercially reasonable terms or at all. Our use of protected technology may result in liability that threatens our continuing operation.

Some of our contracts include indemnity and similar provisions regarding our non-infringement of third-party intellectual property rights. As deployment of our technology increases, and more companies enter our markets, the likelihood of a third party lawsuit resulting from these provisions increases. If an infringement arose in a context governed by such a contract, we may have to refund to our customer amounts already paid to us or pay significant damages, or we may be sued by the party whose intellectual property has allegedly been infringed upon.

(14) If our revenue models and pricing structures relating to products and services that are under development do not gain market acceptance, the products and services may fail to attract or retain customers and we may not be able to generate new revenue or sustain existing revenue.

Some of our business involves embedding digital watermarks in traditional and digital media, including consumer product packaging and related marketing materials, secure documents, audio, video and imagery, and licensing our intellectual property. Our revenues result from a combination of development, consulting, subscription and license fees from a variety of media identification and management applications. We launched Digimarc Discover in 2011 and the Digimarc Barcode in 2014, both of which incorporate new business and pricing models. We have not fully developed revenue models for some applications and licensing endeavors. Because some of our products and services are not yet well-established in the marketplace, and because some of these products and services will not directly displace existing solutions, we cannot be certain that the pricing structure for these products and services will gain market acceptance or be sustainable over time or that the marketing for these products and services will be effective.

(15) If we are unable to respond to regulatory or industry standards effectively, or if we are unable to develop and integrate new technologies effectively, our growth and the development of our products and services could be delayed or limited.

Our future success will depend in part on our ability to enhance and improve the responsiveness, functionality and features of our products and services, and those of our business partners, in accordance with regulatory or industry standards. Our ability to remain competitive will depend in part on our ability to influence and respond to emerging industry and governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to these standards effectively, our growth and the development of various products and services could be delayed or limited.

Our market is characterized by new and evolving technologies. The success of our business will depend on our ability to develop and integrate new technologies effectively and address the increasingly sophisticated technological needs of our customers in a timely and cost-effective manner. Our ability to remain competitive will depend in part on our ability to:

•	enhance and improve the responsiveness, functionality and other features of the products and services we offer or plan to offer;

•	continue to develop our technical expertise; and

•	develop and introduce new services, applications and technologies to meet changing customer needs and preferences and to integrate new technologies.

We do not assure you that we will be successful in responding to these technological and industry challenges in a timely and cost-effective manner. If we are unable to develop or integrate new technologies effectively or respond to these changing needs, our margins could decrease, and our release of new products and services and the deployment of our technology could be adversely affected.

(16) We may need to retain additional employees or contract labor in the future in order to take advantage of new business opportunities arising from increased demand, which could increase costs and impede our ability to achieve or sustain profitability in the short term.

We have staffed our company with the intent of accelerating our product development and sales growth initiatives while also focusing on achieving and sustaining profitability. Our current staffing levels could affect our ability to respond to increased demand for our services. In addition, to meet any increased demand and take advantage of new business opportunities in the future, we may need to increase our workforce through additional employees or contract labor. Although we believe that increasing our workforce would potentially support anticipated growth and profitability, it would increase our costs. If we experience such an increase in costs, we may not succeed in achieving or sustaining profitability in the short term.

(17) The terms and conditions of our contracts could subject us to damages, losses and other expenses if we fail to meet delivery and other performance requirements.

Our service contracts typically include provisions imposing:

•	development, delivery and installation schedules;

•	customer acceptance and testing requirements; and

•	other performance requirements.

To the extent these provisions involve performance over extended periods of time, risks of noncompliance may increase. From time to time we have experienced delays in system implementation, timely acceptance of programs, concerns regarding program performance and other contractual disputes. If we fail to meet contractual performance requirements as promised, or to successfully resolve customer disputes, we could incur liability for damages, as well as increased costs, lower margins, or compensatory obligations in addition to other losses, such as harm to our reputation. Any unexpected increases in costs to meet our contractual obligations or any other requirements necessary to address claims and damages with regard to our customer contracts could have a material adverse effect on our business and financial results.

(18) Products deploying our technology could have unknown defects or errors, which may give rise to claims against us, divert application of our resources from other purposes or increase our project implementation and support costs.

Products and services as complex as those we offer or develop may contain undetected defects or errors. Furthermore, we often provide complex implementation, integration, customization, consulting and other technical services in connection with the implementation and ongoing maintenance of our products. Despite testing, defects or errors in our products and services may occur, which could result in delays in the development and implementation of products and systems, inability to meet customer requirements or expectations in a timely manner, loss of revenue or market share, increased implementation and support costs, failure to achieve market acceptance, diversion of development resources, injury to our reputation, increased insurance costs, increased service and warranty costs and warranty or breach of contract claims. Although we attempt to reduce the risk of losses resulting from warranty or breach of contract claims through warranty disclaimers and liability limitation clauses in our sales agreements when we can, these contractual provisions are sometimes limited and may not be enforceable in every instance. If a court refuses to enforce the liability limiting provisions of our contracts for any reason, or if liabilities arise that were not contractually limited or adequately covered by insurance, the expense associated with defending these actions or paying the resultant claims could be significant.

(19) The security systems used in our product and service offerings may be circumvented or sabotaged by third parties, which could result in the disclosure of sensitive information or private personal information or cause other business interruptions that could damage our reputation and disrupt our business.

Our business relies on computers and other information technologies, both internal and at customer locations. The protective measures that we use may not prevent all security breaches, and failure to prevent security breaches may disrupt our business, damage our reputation, and expose us to litigation and liability. A party who is able to circumvent security measures could misappropriate sensitive or proprietary information or materials or cause interruptions or otherwise damage our products, services and reputation, and the property of our customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of our contracts. Further, our insurance coverage may be insufficient to cover losses and liabilities that may result from these events.

In addition, we may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. Any protection or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

(20) We may experience outages and disruptions of our infrastructure that may harm our business, prospects, financial condition and results of operations.

We may be subject to outages or disruptions of our infrastructure, including information technology system failures and network disruptions. Substantially all of our computer and communications hardware is located at a single facility, our corporate headquarters in Beaverton, Oregon. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities.

If a natural disaster, cyber incident, weather event, power disruption, telecommunications failure, act of terrorism or other event occurred that prevented us from using all or a significant portion of our facility and/or damaged critical infrastructure, it could harm our ability to conduct normal business operations.

(21) We are periodically involved in the ordinary course of business in litigation, and an adverse resolution of such litigation may adversely affect our business, financial condition, results of operations, and cash flows.

From time to time, in our normal course of business, we are a party to various legal claims, actions and complaints. For example, as part of our patent licensing program, we may bring claims or counterclaims of patent infringement to enforce our patent rights. Given the uncertain nature of litigation, we are not able to estimate the amount or range of gain or loss that could result from an outcome of litigation. Litigation can be expensive, lengthy, and disruptive to normal business operations. The results of complex legal proceedings are often uncertain and difficult to predict. We could incur costs in excess of any established accruals and, to the extent available, excess liability insurance. An unfavorable outcome in any legal proceedings could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

(22) Consolidation of consumer product companies and/or retailers or brands, or other concentration of market share among a few consumer products companies and/or retailers or brands, may reduce the number of potential customers for our technology and put pressure on our pricing structure.

The brands, consumer products and retailer markets in some geographic regions are dominated by a few large companies. These companies have in the past increased their market share and may continue to do so in the future by expanding through acquisitions. In the future, if significant acquisitions were to occur there may be fewer potential customers for our technology. Additionally, larger companies have strengthened purchasing power, which could force a decline in our pricing structure and decrease the margins we can realize.

Risks Related to our Capital Stock

(23) Our common stock price may be volatile, and you could lose all or part of your investment in shares of our common stock.

The price of shares of our common stock may fluctuate as a result of changes in our operating performance or prospects and other factors. Some specific factors that may have a significant effect on the price of shares of our common stock include:

•	the public’s reaction to our public disclosures;

•	actual or anticipated changes in our operating results or future prospects;

•	potential unfavorable changes from originally reported royalties by customers resulting from an audit performed by us or a third party, or self-corrected by the customer;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	impact of acquisitions on our liquidity and financial performance;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

•	conditions of the industry as a result of changes in financial markets or general economic or political conditions;

•	the failure of securities analysts to cover our common stock in the future, or changes in financial estimates by analysts;

•	changes in analyst recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	changes in the amount of dividends paid, if any;

•	future issuances of our common stock or the perception that future sales could occur; and

•	volatility in the equity securities market.

(24) Our common stock price may increase or decrease on material news or developments.

As a thinly-traded microcap company, volatility in the equity securities market may disproportionately cause swings in our stock price, upward and downward, on positive and negative developments. We suspect that the effects of computerized trading also exacerbate fluctuations in our stock price.

(25) Our corporate governance documents, our rights agreement and Oregon law may delay or prevent an acquisition of us that shareholders may consider favorable, which could decrease the value of your shares.

Our articles of incorporation and bylaws and Oregon law contain provisions that could make it more difficult for a third party to acquire us without the consent of our Board of Directors. These provisions include supermajority voting requirements for shareholders to amend our organizational documents and limitations on actions by our shareholders by written consent. In addition, our Board of Directors has the right to issue preferred stock without shareholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. In July 2008, our Board of Directors adopted a rights agreement pursuant to which one one-hundredth (1/100) of a preferred stock purchase right will be issued for each outstanding share of our common stock. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our Board of Directors. Oregon law also restricts the ability to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors (a “control share acquisition”). Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. Although we believe these provisions protect our shareholders from coercive or otherwise unfair takeover tactics and thereby provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some shareholders.

USE OF PROCEEDS

We intend to use the net proceeds of this offering of shares of our common stock, after deducting our offering expenses, for working capital and other general corporate purposes.

DILUTION

Our net tangible book value as of March 31, 2017 was approximately $60,745,000, or $5.68 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our common shares outstanding as of March 31, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of 500,000 shares of our common stock with an aggregate offering price of $17,775,000 at an offering price of $35.55 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $78,485,000, or $7.01 per share. This represents an immediate increase in net tangible book value of $1.33 per share to existing shareholders and immediate dilution of $28.54 per share to investors purchasing shares of our common stock in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$35.55
Net tangible book value per share of as March 31, 2017	$5.68
Increase in net tangible book value per share attributable to this offering	$1.33

As adjusted net tangible book value per share as of March 31, 2017, after giving effect to this offering		$7.01

Dilution per share to investors purchasing our common shares in this offering		$28.54

The above discussion and table are based on 10,695,000 shares outstanding as of March 31, 2017, and exclude:

•	402,000 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2017, having a weighted average exercise price of $19.49 per share; and

•	an aggregate of 1,171,000 shares of our common stock reserved for future issuance under our equity incentive plans as of March 31, 2017.

To the extent that options outstanding as of March 31, 2017 have been or may be exercised or other shares issued, the investor purchasing shares of our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We are selling 500,000 shares of our common stock directly to a specified purchaser. We have entered into a Common Stock Purchase Agreement, dated as of June 23, 2017, with such purchaser relating to the sale of these shares of our common stock.

Subject to the terms and conditions of the Common Stock Purchase Agreement, on the closing date, we will issue shares of our common stock to the purchaser and we will receive gross proceeds in the amount of $17,775,000. We estimate that the expenses of this offering payable by us will be approximately $35,000.

The common shares were offered directly to the purchasers without a placement agent, underwriter, broker or dealer.

We currently anticipate that the closing of the sale of such common units will take place on or about June 28, 2017.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus supplement under the Securities Act. This prospectus supplement is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus supplement as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. You may also read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any such information superseded by information contained in later-filed documents or directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	Current Report on Form 8-K filed with the SEC on May 4, 2017 and June 26, 2017;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on April 27, 2017;

•	The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 17, 2017 that are deemed “filed” with the SEC under the Exchange Act;

•	The Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•	The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July 22, 2008; Amendment No. 2 thereto, filed with the SEC on August 13, 2008; Amendment No. 3 thereto, filed with the SEC on September 9, 2008; Amendment No. 4 thereto, filed with the SEC on October 2, 2008; Amendment No. 5 thereto, filed with the SEC on October 7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus supplement. You should rely only upon the information provided in this prospectus supplement and accompanying prospectus and the information incorporated into this prospectus supplement and accompanying prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date on the front covers of these documents.

PROSPECTUS

DIGIMARC CORPORATION

$100,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our common stock on the Nasdaq Global Market on May 25, 2017 was $33.65 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.

See “Risk Factors” on page 2

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

THE COMPANY

Digimarc Corporation (“Digimarc,” “we”, “our,” and “us”) enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize, and to which they can react. We have developed the Digimarc Discover®, Digimarc Barcode and Intuitive Computing Platform that are designed to optimize the identification of all consumer brand impressions, wherever and whenever they may appear, facilitating modern mobile-centric shopping. The platform includes means to embed “Digimarc Barcodes,” invisible and inaudible barcode-like information that is recognizable by smartphones, tablets, industrial scanners, and other computer interfaces into virtually all forms of media content, including consumer product packaging. Digimarc Barcodes have many applications, including facilitating remarkably faster scanning of products at retail checkout as well as improved engagement with smartphone-equipped consumers. The Digimarc Barcode is robust yet imperceptible by people in ordinary use, allowing for reliable, efficient, economical, globally scalable, automatic identification of media without visible computer codes like traditional barcodes.

Our media identification and discovery innovations enable our business partners to create numerous applications across a wide range of media content, including solutions that:

•	improve the speed of retail checkout;

•	provide simple and intuitive mobile customer engagement experiences at home, in stores and on-the-go;

•	quickly and reliably identify and effectively manage music, movies, television programming, digital images, e-publications, documents and other printed materials, especially in light of non-linear distribution over the internet;

•	deter counterfeiting of money, media and goods, and piracy of e-books, movies and music;

•	support new digital media distribution models and methods to monetize media content;

•	leverage the power of ubiquitous computing to instantly link consumers to a wealth of information and/or interactive experiences related to the media and objects they encounter each day;

•	provide consumers with more choice and access to media content when, where and how they want it;

•	enhance imagery and video by associating metadata or authenticating media content for government and commercial uses; and

•	better secure identity documents to enhance national security and combat identity theft and fraud.

Our Intuitive Computing Platform has a proprietary foundation in signal processing innovation known as “digital watermarking,” which allows imperceptible digital information to be embedded in all forms of digitally designed, produced or distributed media content and many physical objects, including photographs, movies, music, television, personal identification documents, financial instruments, industrial parts and product packages. We refer to the embedded information as the Digimarc Barcode. This digital information can be detected and read by a wide range of computers, smartphones, tablets and other digital devices.

Our inventions allow our business partners and customers to provide persistent digital identities for virtually any media content that is digitally processed at some point during its lifecycle. Our technology can be applied to printed materials, video, audio, and images to supply a wide range of consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Over the years our enabling software and business processes, and associated intellectual property portfolio have grown to encompass many related technologies.

We provide our solutions directly and through our business partners. Our inventions provide a powerful element of document security, giving rise to a long-term relationship with a consortium of central banks (the “Central Banks”), and many leading companies in the information technology industry. We and our business partners have successfully propagated the use of our technology in music, movies, television broadcasts, digital images, e-publications and printed materials. Digimarc Barcodes have been used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer entertainment and commercial experiences.

Digimarc Barcodes can be used to enhance all forms of media and are imperceptible to human senses, but quickly detected by computers, networks or other digital devices like smartphones and tablets. Unlike traditional barcodes and tags, our solution does not require publishers to give up valuable visual space in magazines and newspapers; nor does it impact the overall layout or aesthetics of the publication for readers. Digimarc Barcodes are imperceptible in normal use and do all that visible barcodes do, but perform better. Our Digimarc Discover platform delivers a range of rich media experiences to its readers on their smartphones or tablets across multiple media formats, including print, audio, video and packaging. Unique to the Digimarc Discover platform is its seamless multi-modal use of various content identification technologies as needed, including Digimarc Barcode when present.

In January 2014, we introduced Digimarc Barcodes for use in consumer product packaging. These Digimarc Barcodes can contain the same information found in traditional universal product codes (“UPC”). The UPC information is invisibly repeated multiple times over the entire package surface. We partnered with Datalogic, a global leader in automatic data capture and industrial automation markets and producer of barcode readers, in introducing the Digimarc Barcode to the consumer product packaging market. The first retail scanner enabled was Datalogic’s MagellanTM 9800i multi-plane imaging scanner. Since then, additional scanner vendors and other channel partners have announced support for the Digimarc Barcode platform. Digimarc Barcodes can also connect mobile-enabled consumers directly from packaging to engaging mobile experiences such as additional product information, special offers, recommendations, reviews, social networks and more.

Digimarc Corporation was incorporated in Delaware in 2008 and became an Oregon corporation in 2010. Our principal offices are located at 9405 SW Gemini Drive, Beaverton, Oregon 97008; our telephone number is (503) 469-4800. Our website address is www.digimarc.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. Our Series A Preferred Stock, which is our only class of preferred stock outstanding, is not entitled to dividends. Therefore, no ratio of combined fixed charges and preference dividends to earnings is presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus (dollars in thousands).

	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	—	—	—	—	—	—	380
Deficit in earnings to cover fixed charges (2)	6,316	5,415	21,611	17,816	15,120	2,257	—

(1)	Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For purposes of this calculation, the term “earnings” is the amount resulting from adding (a) pre-tax income (loss) from continuing operations; (b) fixed charges; and (c) amortization of capitalized interest; and then subtracting the following from that total: (x) interest capitalized; (y) preference security dividend requirements of consolidated subsidiaries; and (z) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. The term “fixed charges” means the sum of the following: (a) interest expense and interest capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.
(2)	Our earnings were insufficient to cover fixed charges for the three months ended March 31, 2017 and March 31, 2016, and for the years ended December 31, 2016, 2015, 2014 and 2013.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our quarterly report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 (the “Securities Act”). Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,”

variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•	concentration of revenue with few customers comprising a large majority of the revenue;

•	revenue trends and expectations;

•	our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	our ability to improve margins;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	anticipated revenue to be generated from current contracts and as a result of new programs;

•	variability of contracted arrangements;

•	our profitability in future periods;

•	business opportunities that could require that we seek additional financing;

•	the size and growth of our markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	the sources of our future revenue;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations;

•	capital market conditions, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•	our use of cash, cash equivalents and marketable securities in upcoming quarters;

•	anticipated levels of backlog in future periods;

•	the success of our products, including Digimarc Discover, Digimarc Barcode and Guardian;

•	our ability to innovate and enhance our competitive differentiation;

•	protection, development and monetization of our intellectual property portfolio;

•	our plans and intentions with respect to our joint ventures; and

•	other risks detailed in our filings with the SEC, including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “2016 Annual Report”).

We believe that the risk factors specified above and the risk factors identified in Part I, Item 1A of our 2016 Annual Report, among others, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the financing of capital expenditures, future acquisitions or share repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such investors.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and applicable law. Copies of our articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information .”

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share; 10,000 shares of Series A Redeemable Nonvoting Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”); 500,000 shares of Series R Participating Cumulative Preferred Stock, par value $0.001 per share (“Series R Preferred Stock”); and 1,990,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

As of March 31, 2017, there were 10,695,000 shares of our common stock outstanding. Shares of our common stock are currently registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and are listed on the Nasdaq Global Market under the symbol “DMRC.”

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such purpose, as well as any distributions to our shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of March 31, 2017, there were 10,000 shares of our Series A Preferred Stock issued and outstanding, and no shares of our Series R Preferred Stock issued or outstanding. Our board of directors is authorized, without further action by our shareholders, to designate and issue up to an additional 1,990,000 shares of our preferred stock in one or more series. Our board of directors may determine the designation, relative rights, preferences and limitations of the shares of each series of preferred stock, among other features, and may modify the rights of holders of our Series A Preferred Stock. However, the rights of the holders of our Series R Preferred Stock may only be modified by the affirmative vote of the holders of two-thirds of the outstanding shares of that series, voting as a separate class.

Dividend Rights

Holders of shares of our Series A Preferred Stock are not entitled to the payment of a dividend. Holders of our Series R Preferred Stock are entitled to the payment of a dividend when, as, and if declared by our board of directors on a quarterly basis or whenever our board of directors otherwise declares a dividend or distribution on our common stock (unless the dividend or distribution is solely in shares of our common stock) in an amount equal to the greater of (i) $0.001 and (ii) 100 times the amount of cash dividends then to be paid on each share of common stock (which is subject to adjustment under a formula set forth in our articles of incorporation).

Redemption

We may redeem shares of our Series A Preferred Stock by paying holders of shares of our Series A Preferred Stock an amount equal to $5.00 per share. We may not redeem shares of our Series R Preferred Stock, but we are permitted to acquire shares of our Series R Preferred Stock in the open market or by offer to any holder of shares of Series R Preferred Stock. Moreover, if any dividends or distributions payable on our Series R Preferred Stock are in arrears, we may not redeem, purchase or acquire for consideration (i) shares of our capital stock ranking junior to our Series R Preferred Stock, or (ii) shares of our Series R Preferred Stock (or shares of a class ranking on a parity with our Series R Preferred Stock), unless we acquire the shares by a public offer to purchase the shares of Series R Preferred Stock and shares on parity with these shares.

Voting Rights

Holders of our Series A Preferred Stock do not have voting rights. Holders of our Series R Preferred Stock vote together with holders of our common stock, and are entitled to a number of votes per share that is equal to 100 times the maximum number of votes to which any holder of shares of our common stock is entitled.

Liquidation Rights

If we undergo a voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of our Series A Preferred Stock will be entitled to payment of an amount equal to $5.00 per share of Series A Preferred Stock, subject to the rights of holders of series of stock ranking senior to the Series A Preferred Stock. Under the same circumstances, holders of our Series R Preferred Stock are entitled to payment of an amount equal to the greater of (i) $0.001 per share and (ii) the amount of any accrued but unpaid dividends and distributions plus the amount equal to 100 times the aggregate amount per share to be distributed to holders of our common stock. The rights of holders of our Series R Preferred Stock to receive this payment rank junior to the rights of holders of other shares of our preferred stock.

Oregon Control Share Act and Oregon Business Combination Act

We are subject to provisions of Oregon law that may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by a vote of:

•	the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and

•	the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders (the “Oregon Business Combination Act”). The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the outstanding voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

•	a merger or plan of share exchange,

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all of the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and

•	transactions that result in the issuance or transfer of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

•	the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),

•	the board of directors approves either (i) the business combination or (ii) the transaction that resulted in the person becoming an interested shareholder before the transaction by which the shareholder acquires 15% or more of the corporation’s outstanding voting stock occurs, or

•	the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction at an annual or special meeting on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the amount of warrants or rights outstanding;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends or preferences on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. We may also issue convertible debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture,” each entered into between us and a trustee to be named in the Indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Indentures or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable Indenture of various terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Digimarc. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any diminution in the value of the shares of any subsidiaries would adversely affect our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary’s creditors might make it impossible for the subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;

•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Global Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange.

This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. You may also read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	Current Report on Form 8-K filed with the SEC on May 4, 2017;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on April 27, 2017;

•	The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 17, 2017 that are deemed “filed” with the SEC under the Exchange Act;

•	The Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•	The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July 22, 2008; Amendment No. 2 thereto, filed with the SEC on August 13, 2008; Amendment No. 3 thereto, filed with the SEC on September 9, 2008; Amendment No. 4 thereto, filed with the SEC on October 2, 2008; Amendment No. 5 thereto, filed with the SEC on October 7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all the documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

500,000 Shares

DIGIMARC CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

June 26, 2017